Exhibit 10

KENDALL RESTAURANT

ASSET PURCHASE AGREEMENT

by and among

GRANITE CITY RESTAURANT OPERATIONS, INC.

and

KENDALL CR LLC

and

RESTAURANT ENTERTAINMENT GROUP, LLC

and

ERIC SCHILDER

December 21, 2011

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (“Agreement”) is dated December 21, 2011, by and among Granite City Restaurant Operations, Inc., a Minnesota corporation (“Buyer”), Kendall CR LLC, an Ohio limited liability company (“Seller”), Restaurant Entertainment Group, LLC, an Ohio limited liability company (“REG”), and Eric Schilder, resident of Marion County, Ohio (“Owner”).

INTRODUCTION

A.                                   Seller (Kendall CR LLC), REG, Owner and Buyer have entered into a Master Asset Purchase Agreement dated November 4, 2011, as amended by that certain Amendment No. 1 dated December 21, 2011 (as amended, the “Master Agreement”), pursuant to which Seller, REG, and Owner jointly with other parties agree to sell the assets of various Cadillac Ranch restaurants located in the U.S. to Buyer.

B.                                     Seller owns and operates the Cadillac Ranch located at 11735 Sherri Lane, Miami, Florida 33183 (the “Kendall Restaurant”).

C.                                     Buyer desires to acquire substantially all of the assets used in the operation of the Kendall Restaurant from Seller and to operate the Kendall Restaurant.

D.                                    Seller desires to sell and Buyer desires to purchase the “Assets” hereinafter described, on the terms, conditions, covenants, negative covenants, exclusions and limitations set forth in this Agreement.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

1.                                       Incorporation by Reference

1.1                                 INCORPORATION BY REFERENCE TO MASTER AGREEMENT

Except as otherwise provided in this Agreement, the parties hereto incorporate by reference as if fully set forth herein, and adopt, the Definitions and each of the Sections of the Master Agreement including the Schedules and applicable Exhibits thereto. Capitalized terms used herein and not otherwise defined shall have the meanings assigned them in the Master Agreement.

1.2                                 APPLICABILITY TO KENDALL RESTAURANT

For purposes of incorporation by reference to the Master Agreement, all references to Assets, Assumed Liabilities, Encumbrances, Excluded Assets, Permitted Encumbrances, and Liabilities in the Master Agreement shall refer to those Assets, Assumed Liabilities, Encumbrances, Excluded Assets, Permitted Encumbrances, and Liabilities of the Kendall Restaurant and not of any other Restaurant.

2.                                       Sale and Transfer of Assets; Closing

2.1                                 ASSETS TO BE SOLD

Upon the terms and subject to the conditions set forth in this Agreement and the Master Agreement, at the Closing, but effective as of the Effective Time, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of any Encumbrances other than Permitted Encumbrances, all of Seller’s right, title and interest in and to all of Seller’s Assets as described in Section 2.1 of the Master Agreement and used in the operation of the Kendall Restaurant, including but not limited to the Temporary License/Permit No. BEV2302598, Series 4COP issued by the State of Florida, Department of Business and Professional Regulation, Division of Alcoholic Beverages & Tobacco on June 28, 2011 (the “Kendall License”).

Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Assets unless Buyer expressly assumes that Liability pursuant to Section 2.4(a) of the Master Agreement.

2.2                                 EXCLUDED ASSETS

Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the Excluded Assets as described in Section 2.2 of the Master Agreement are not part of the sale and purchase contemplated hereunder, are excluded from the Assets and shall remain the property of Seller after the Closing.

2.3                                 CONSIDERATION

The consideration for the Assets will be (a) One Million Four Hundred Forty-Two Thousand Eight Hundred Ninety-Three Dollars and 51/100 Cents ($1,442,893.51) (the “Purchase Price”), plus (b) the value of the Inventories and petty cash purchased as set forth in Section 2.3(e) of the Master Agreement, (c) any amounts paid to Buyer by Seller’s landlord, WRC Properties, Inc. (the “Landlord”), as a result of Seller’s tenant improvement allowance for the Kendall Restaurant, (d) the assumption of the Assumed Liabilities, and minus (e) the Adjustment Amount described in Section 2.3(d) of the Master Agreement.  Buyer will use its reasonable efforts to collect the tenant improvement allowance for the Kendall Restaurant from the Landlord, but will not incur any material expense or be required to bring a lawsuit against Landlord.  Such efforts to collect the tenant improvement allowance shall include asserting an offset to unpaid rent from the Annual Basic rental and Additional Rent due under the lease, as those terms are defined in the lease between Landlord and Buyer.  Buyer shall reimburse to Seller the offset amount.

(a)                                  Upon the Closing, the Buyer will deposit the Purchase Price with the Escrow Agent.  Buyer and Seller will authorize the Escrow Agent to release the sum of Seven Hundred Sixty Thousand Six Hundred Thirteen Dollars and 27/100 Cents ($760,613.27) (the “Initial Disbursement”), of which sum Four Hundred Thousand Dollars and No/Cents ($400,000.00) will fund the construction claim escrow (“Construction Claim Escrow”) for payment of claims, liens and the associated legal costs thereof related to the construction of the Kendall Restaurant, pursuant to the

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Construction Claim Escrow Agreement, a copy of which is attached hereto as Exhibit 2.3, by and among Buyer, Seller, and Seller’s landlord WRC Properties, Inc. (the “Landlord”).  The balance of the Initial Disbursement shall be used to discharge certain indebtedness of Seller as of the Closing Date consisting of the following: back rent due to Landlord and Landlord’s attorney fees; secured debt, judgments, claims or liens against Seller; or Taxes, as designated by Buyer.  The Escrow Agent shall be authorized by the parties to disburse the Initial Disbursement to discharge such indebtedness directly to such creditors of Seller and to reimburse Buyer for discharging Seller’s delinquent Taxes owed to the Florida Department of Revenue, pursuant to the joint written instructions of Buyer and Seller, and, if disbursed from the Construction Claim Escrow, Landlord.

(b)                                 After deductions for (i) the Initial Disbursement and (ii) the Adjustment Amount and any payment by Buyer in respect to Liabilities and Encumbrances of the Assets, a portion of the Purchase Price, which shall be Two Hundred Seventy-Four Thousand One Hundred Seventy-Six Dollars and 83/100 Cents ($274,176.83) (the “Holdback Amount”), shall be held in a separate escrow account with the Escrow Agent, and disbursements therefrom shall be made pursuant to the terms of the Escrow Agreement.

(c)                                  Upon the issuance of a temporary liquor license to Buyer by the Florida Division of Alcoholic Beverages & Tobacco (the “ABT”), the Purchase Price, plus:

(i)                                     the dollar amounts of the Inventories and petty cash of Seller, as set forth and determined pursuant to Section 2.3(e) of the Master Agreement; and

(ii)                                  any amounts paid to Buyer by Landlord as a tenant improvement allowance;

and less:

(i)                                     the Initial Disbursement;

(ii)                                  the Adjustment Amount; and

(iii)                               the Holdback Amount;

will be disbursed to Seller, pursuant to the Escrow Agreement, if Seller has paid or cause to be paid all Liabilities of the Kendall Restaurant through the Initial Disbursement.

(d)                                 The Construction Claim Escrow shall terminate no later than January 10, 2012, and the balance of such escrow shall be transferred to the escrow account holding the Purchase Price.

(e)                                  Should the temporary liquor license from the ABT fail to issue to Buyer by January 15, 2012 (the “Termination Date”), the Buyer may require that the Purchase Price be repaid to Buyer by the Escrow Agent and Seller reimburse Buyer for the amount

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of the Initial Disbursement, the Adjustment Amount and any other amounts paid by Buyer on behalf of Seller, plus interest thereon at the rate of 7.25% per annum.

2.4                                 CLOSING

Section 2.6 of the Master Agreement is incorporated by reference herein with respect to the Closing.  Notwithstanding anything contained in the Master Agreement to the contrary, the Closing with respect to the Assets purchased under this Agreement shall occur upon the satisfaction or waiver of all other conditions precedent set forth in Articles 7 and 8 of the Master Agreement.

2.5                                 CLOSING OBLIGATIONS

Section 2.7 and Section 7 of the Master Agreement are incorporated by reference herein.  In addition to Seller’s and REG’s obligations set forth in Section 2.7(a) of the Master Agreement, upon the execution of this Agreement, Seller and REG, as applicable, will be further obliged to execute and deliver the following:

(a)                                  a Florida Department of Revenue Clearance Form and Power of Attorney and a Florida Division of Alcoholic Beverages and Tobacco Affidavit of Transferor;

(b)                                 an Assignment, Assumption and Amendment of Lease, in a form approved by the parties hereto, for the Lease dated December 22, 2009, between WRC Properties and Seller for the Kendall Restaurant at 11735 Sherri Lane, Miami, Florida 33183, which shall include amendments to the Lease for the Kendall Restaurant satisfactory to Buyer and its counsel;

(c)                                  an agreement between Seller and REG terminating the Management Agreement between Seller and REG dated                           ;

(d)                                 the Trademark License Agreement from REG to Buyer, and License Agreement (non-Trademark Intangibles) from REG to Buyer;

(e)                                  a bill of sale substantially in the form of Exhibit 2.5(e) for all of the Assets that are tangible personal property and used in the operation of the Kendall Restaurant;

(f)                                    an assignment and assumption agreement substantially in the form of Exhibit 2.5(f) assigning all of the Assets that are intangible personal property and used in the operation of the Kendall Restaurant;

(g)                                 RESERVED;

(h)                                 separate noncompetition agreements substantially in the form of Exhibit 2.5(h) executed by Seller, Owner, REG, Jon H. Field and Joel A. Field;

(i)                                     evidence of the Consents relating to the operation of the Kendall Restaurant identified in Exhibit 7.3 of the Master Agreement, or the delivery of such Consents has been waived in whole or in part by Buyer;

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(j)                                     RESERVED;

(k)                                  delivery of an assignment substantially in the form of Exhibit 2.5(k) from Owner to REG of all his right, title and interest in and to any works of authorship created by him for use in or by the Kendall Restaurant;

(l)                                     the financial statements required to be delivered pursuant to section 3.2 of this Agreement;

(m)                               if not previously delivered, a list of all licensed images on the walls, on menus or otherwise used in the Kendall Restaurant and the source of the license/identity of the licensee;

(n)                                 a certificate executed by an officer of Seller and Owner as to the accuracy of their representations and warranties as of the date of this Agreement and as of the Closing in accordance with section 7.1 of the Master Agreement as to their compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 7.2 of the Master Agreement;

(o)                                 a certificate of an officer of Seller and Owner certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Seller, certifying and attaching all requisite resolutions or actions of Seller’s Owner approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Seller executing this Agreement and any other document relating to the Contemplated Transactions;

(p)                                 Releases of all Encumbrances on the Assets, other than Permitted Encumbrances, including releases of any liens on the Kendall License and delivery of Seller’s No Lien Affidavit;

(q)                                 Certificates dated as of a date not earlier than the fifth business day prior to the date of this Agreement as to the good standing of Seller executed by appropriate officials of the State of Ohio and each jurisdiction in which Seller is licensed or qualified to do business as a foreign limited liability company; and

(r)                                    a Landlord Waiver and Collateral Access Agreement substantially, in a form approved by Buyer’s lender and WRC Properties.

3.                                       Representations and Warranties of Seller, REG and Owner Related to Kendall Restaurant

Seller, Owner and REG represent and warrant, jointly and severally, to Buyer as follows:

3.1                                 LIQUOR LICENSE REPRESENTATIONS

(a)                                  The Kendall License is in good standing with the Florida Division of Alcoholic Beverages and Tobacco (the “Division”) and can be used in Dade County, Florida.

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(b)                                 The Kendall License authorizes and permits the retail sale of packaged liquor, wine, and beer and the consumption on premises of liquors, wines and beer.

(c)                                  The Kendall License has not been revoked or suspended, nor are there any threatened or pending revocations or suspensions by the Division or other Governmental Body.  There are no pending administrative charges filed against the Kendall License by the Division and there are no citations, contracts, lawsuits, delinquent surcharges or fees pending or affecting the Kendall License.  No event or circumstance exists that may constitute or result in a violation by Seller of any Legal Requirement that could impair the transferability of the Kendall License and Seller is in compliance with all Legal Requirements of the Division, the Florida Department of Health, or any other Governmental Body.

(d)                                 The Kendall License is free and clear of all Liens and Encumbrances, except as set forth on Schedule 3.1(d).

(e)                                  There are no unpaid liquor, wine or beer vendors, and no unpaid sales or surcharge taxes, except as set forth on Schedule 3.1(e).  All required sales tax reports and surcharge reports have been, or will be submitted to the appropriate agencies by time of Closing.

(f)                                    The Kendall License is not a license issued under the lottery described in Section 561.19(2) of the Florida Statutes.

3.2                                 FINANCIAL STATEMENTS

(a)                                  (a)                                  Attached hereto as Schedule 3.2 are the following for each of Seller and REG: (i) an unaudited balance sheet as at June 30, 2011, and the related unaudited statement of income for the six-month period then ended, (ii) an unaudited balance sheet for the year December 31, 2010, and the related unaudited statement of income for the year then ended, (iii) an unaudited balance sheet as of September 30, 2011, and the related unaudited statement of income for the nine-month period then ended, and (iv) monthly unaudited financial statements through the Closing Date.  All of the financial statements of Seller delivered pursuant to this Section 3.2 and Section 3.4(a) of the Master Agreement are certified to by Seller’s chief financial officer and Owner, and all financial statements of REG delivered pursuant to this Section 3.2 and Section 3.4(a) of the Master Agreement are certified to by REG’s chief financial officer and Clint Field.  All of such financial statements fairly present the financial condition and the results of operations, changes in owner’s equity and cash flows of Seller and REG as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP.  The financial statements referred to in this Section 3.2 reflect the consistent application of such accounting principles throughout the periods involved, except as otherwise disclosed in such financial statements.  The unaudited financial statements have been prepared from and are in accordance with the accounting Records of Seller and REG.

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4.             Covenants of Seller Prior to Issuance to Buyer of Temporary Liquor License for Kendall Restaurant

4.1           COOPERATION OF SELLER

Between the date of this Agreement and the issuance to Buyer of a temporary liquor license for the Kendall Restaurant, Seller shall (and Owner shall cause Seller to):

(a)           cooperate with Buyer and use its Best Efforts to assist Buyer in obtaining all necessary licenses that are required to operate the Kendall Restaurant; and

(b)           maintain all liquor and business licenses for the Kendall Restaurant until issuance to Buyer of all necessary licenses that are required to operate the Kendall Restaurant.

5.             Owner’s Obligations and Guaranty

5.1           OWNER OBLIGATIONS

The liability of Owner hereunder shall be joint and several with Seller.  Where in this Agreement provision is made for any action to be taken or not taken by Seller, Owner jointly and severally undertakes to cause Seller to take or not take such action, as the case may be.  Without limiting the generality of the foregoing, Owner shall be jointly and severally liable with Seller for the indemnities set forth in Article 11 of the Master Agreement.

5.2           GUARANTY

(a)           Owner hereby absolutely, unconditionally and irrevocably guarantees (the “Guaranty”) full and prompt payment and performance when due of all of the obligations of Seller under this Agreement in accordance with the respective terms and conditions set forth herein (collectively, the “Obligations”).  This Guaranty is continuing and absolute, shall remain in full force and effect, and shall not be released, diminished, impaired or terminated until all of the Obligations have been indefeasibly paid, performed or otherwise satisfied, as applicable (including Buyer’s costs of collection, satisfaction or performance in connection with the enforcement of this Guaranty) finally and fully, notwithstanding, without limitation, the bankruptcy, insolvency or dissolution of Seller or the death or disability of Owner or his permitted assigns.  Owner waives any defenses to enforcement of this Guaranty.

(b)           This Guaranty is one of performance and payment and not of collection and Owner is liable as the primary obligor.  There are no conditions precedent to the enforcement of this Guaranty, and it shall not be necessary for Buyer, in order to enforce payment by Owner under this Guaranty, to initiate or exhaust Buyer’s remedies against Seller or any other Person liable for the payment or performance of the Obligations, or to enforce any other means of obtaining payment or performance of the Obligations.  Owner waives any rights under applicable law related to the foregoing.  Buyer shall not be required to mitigate damages or take any other action to reduce, collect, or enforce the Obligations.

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6.             General Provisions

6.1           NOTICES

All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when: (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties).  Any notice by means which affords the sender evidence of delivery, attempted delivery, or rejected delivery will be deemed to have been given and received at the date and time of receipt, attempted delivery, or rejected delivery; provided, however, any notice by fax or email must have evidence of delivery.

To Seller, Owner and REG:
c/o: Restaurant Entertainment Group
Address: 6728 Hyland Croy Rd
Dublin, OH 43016
Attention: Clinton R. Field
Fax no.: 614-760-9793
E-mail address:clint.field37@gmail.com

with a copy to: Kephart & Fisher
Attention: David Fisher
207 N Fourth St.
Columbus, Ohio 43215
Fax no.: 614-469-1887
E-mail address: davidfisher@kephartfisher.com

Buyer: Granite City Restaurant Operations, Inc.
Attention: Robert J. Doran, Chief Executive Officer
5402 Parkdale Drive, Suite 101
Minneapolis, MN 55416
Fax no.: (952) 215-0671
E-mail address: rjdoran@gmail.com

with a copy to: Briggs and Morgan, P.A.
Attention: Avron Gordon
2200 IDS Center
80 S 8th Street
Minneapolis, MN 55402
Fax no.: (612) 977-8650
E-mail address: agordon@briggs.com

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6.2           JURISDICTION; SERVICE OF PROCESS

Any Proceeding arising out of or relating to this Agreement or the transaction contemplated by this Agreement may be brought in the courts of the State of Minnesota, County of Hennepin, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Minnesota, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or the transaction contemplated by this Agreement in any other court.  The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum.  Process in any Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

6.3           SUPPLEMENT TO MASTER AGREEMENT AND MODIFICATION

This Agreement supplements the Master Agreement and in no way limits the Master Agreement.  This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

6.4           GOVERNING LAW

This Agreement will be governed by and construed under the laws of the State of Minnesota without regard to conflicts-of-laws principles that would require the application of any other law.

6.5           EXECUTION OF AGREEMENT

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

6.6           REPRESENTATIVE OF SELLER AND REG

(a)           Seller and REG hereby constitute and appoint Clinton R. Field as their representative (“Selling Parties Representative”) and their true and lawful attorney in fact, with full power and authority in each of their names and to act on behalf of each of them with respect to the provisions set forth in Section 13.16(a) of the Master Agreement as incorporated by reference to this Agreement.

(b)           This appointment and grant of power and authority is coupled with an interest and is in consideration of the mutual covenants made herein and is irrevocable

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and shall not be terminated by any act of either of Seller or REG or by operation of law, whether by the occurrence of any other event.  Each of Seller and REG hereby consents to the taking of any and all actions and the making of any decisions required or permitted to be taken or made by the Selling Parties Representative pursuant to this Section 6.6.  Each of Seller and REG agree that the Selling Parties Representative shall have no obligation or liability to any Person for any action or omission taken or omitted by the Selling Parties Representative in good faith hereunder.

(c)           Buyer and Escrow Agent shall be entitled to rely upon any document or other paper delivered by the Selling Parties Representative as (i) genuine and correct and (ii) having been duly signed or sent by the Selling Parties Representative, and neither Buyer nor Escrow Agent shall be liable to either of Seller, REG or Owner for any action taken or omitted to be taken by Buyer or Escrow Agent in such reliance.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Buyer:		Owner:
GRANITE CITY RESTAURANT
OPERATIONS, INC.

By:	/s/ James G. Gilbertson	/s/ Eric Schilder
Name: James G. Gilbertson		Eric Schilder
Its: Chief Financial Officer

Seller:
KENDALL CR LLC

		By:	/s/ Eric Schilder
Eric Schilder, Sole Member and Owner

		By:	/s/ Clinton R. Field
Clinton R. Field, Manager

RESTAURANT ENTERTAINMENT GROUP, LLC

		By:	/s/ Clinton R. Field
Clinton R. Field, Sole Member, Manager and Owner

ACCEPTANCE AND AGREEMENT OF SELLING PARTIES REPRESENTATIVE

The undersigned, being the Selling Parties Representative designated in Section 6.6 of the foregoing Asset Purchase Agreement, agrees to serve as the Selling Parties Representative and to be bound by the terms of such Asset Purchase Agreement pertaining thereto.

Dated: December 21, 2011

/s/ Clinton R. Field
Clinton R. Field

EXHIBIT 2.3

CONSTRUCTION CLAIM ESCROW AGREEMENT

This Construction Claim Escrow Agreement (“Agreement”) is made as of December       , 2011, by Granite City Restaurant Operations, Inc., a Minnesota corporation (“Buyer”), Kendall CR, LLC, an Ohio limited liability company (“Seller”), Eric Schilder, a resident of Marion County, Ohio (“Owner,” and together with Seller, the “Selling Parties”), Clinton R. Field as the “Selling Parties Representative”, WRC Properties, Inc., a Delaware corporation (“Landlord”) and CSC Trust Company of Delaware, a Delaware corporation, as escrow agent (together with its successors in such capacity, the “Escrow Agent”).

RECITALS

I.              Seller operates a restaurant known as Cadillac Ranch All-American Bar and Grill (the “Restaurant”) located at 11735 Sherry Lane, Miami, FL 33183 (the “Premises”) in the Palms at Town & Country shopping mall (the “Mall”) owned by Landlord, which Premises is leased by Seller from Landlord pursuant to a Lease dated December 2009 (the “Lease”).

II.            Seller has caused certain tenant improvement construction work and other services (the “Work”) to be provided by various contractors, subcontractors, materials suppliers, laborers, design professionals and other potential lienors (collectively the “Creditors”) with respect to the Premises for the Seller’s benefit, and, as of the Effective Date of this Agreement, owes payment to such Creditors for such Work, which has resulted in the filing of at least two lawsuits against Seller, Landlord, the Premises and/or the Mall; the recording of numerous claims of lien against the Premises and the Mall; and has caused other legal and equitable claims to be made against Seller, Landlord, the Premises and the Mall in connection with such Work.

III.           Buyer has agreed to buy the Assets of Seller pursuant to the terms of the Master Asset Purchase Agreement, dated November 4, 2011, between Buyer, the Selling Parties, and the other parties named therein (the “Master Purchase Agreement”), as amended, and the Purchase Agreement dated December       , 2011, between Buyer, the Selling Parties, and Restaurant Entertainment Group, LLC, relating to the Kendall Assets (the “Kendall Purchase Agreement” and together with the Master Purchase Agreement, the “Purchase Agreement”).

IV.           As a condition to Landlord’s entering into that certain Assignment and Assumption Agreement dated the date of this Agreement (the “Assignment’), whereby Landlord has consented to the assignment of the Lease to the Buyer, Seller, Buyer and Landlord wish to enter into this Agreement in order to provide for the full satisfaction, release, dismissal, discharge and waiver of all claims and demands against the Premises, the Mall and the Landlord by any Creditors of Seller, whether known or unknown, arising out of or in any way related to the Work (including but not limited all claims of lien, notices of lis pendens, lawsuits, and other demands by the specific Creditors listed on Exhibit A and any others discovered during the term of this Agreement), as well as all attorney’s fees and other costs incurred by Landlord in connection with same or in connection with this Escrow Agreement (including but not limited to any litigation costs (at all levels, including any appeals), bonding costs, courier costs, recording fees, etc. (collectively, the “Obligations”).

V.            Capitalized terms used in this Agreement without definition have the respective meanings given to them in the Purchase Agreement.  Notwithstanding the foregoing, the parties acknowledge and agree that Landlord is not a party to, nor is bound by, the Purchase Agreement and that, in the event of a conflict between the Purchase Agreement and this Agreement, this Agreement shall prevail.

AGREEMENT

In consideration of the foregoing, the parties, intending to be legally bound, agree as follows:

1.             ESTABLISHMENT OF ESCROW FUND

(a)         Escrow.  An escrow (the “Escrow Fund”) is hereby established under this Agreement for the purpose of providing a source of funding for the Obligations.

(b)         Transfer of Escrow Amount.  As of the Effective Date hereof, Four Hundred Thousand Dollars and No/Cents ($400,000) (the “Escrow Amount”) will be transferred to Escrow Agent to be disbursed by Escrow Agent on the joint written instructions of Buyer, Seller and Landlord, or pursuant to the unilateral written instructions of Landlord solely in accordance with Section 2(d) below.

(c)         Escrow Agent Acknowledgement.  Escrow Agent shall acknowledge receipt of the Escrow Amount and any future deposits into the Escrow Fund.  Escrow Agent agrees to act as escrow agent and to hold, safeguard, and disburse the Escrow Amount pursuant to the terms and conditions of this Agreement.

2.             ESCROW FUND DISBURSEMENT

(a)         Creditor Disbursements.  Disbursements of the Escrow Amount shall be authorized in writing by Selling Parties Representative, Buyer and Landlord (or solely by Landlord following the Seller’s Cure Period set forth in Section 2(d)) to satisfy the Obligations.  Buyer, Selling Parties Representative and Landlord (or Landlord solely pursuant to Section 2(d)) shall in writing jointly instruct the Escrow Agent to pay such Creditors of Seller with the funds contained in the Escrow Fund, upon simultaneous delivery to the Escrow Agent of the original (not copies), fully executed documents described on Exhibit B, in the forms attached thereto or in such other forms as may be approved by Landlord in its sole discretion.  Upon receipt of such jointly executed instructions authorized by the Selling Parties Representative, Buyer and Landlord (or unilaterally executed instructions by Landlord pursuant to Section 2(d)), accompanied by all of the originally executed items (not copies) described in Exhibit B, the Escrow Agent shall promptly make such distributions in such instruction letter.

(b)           Payment of Landlord’s Attorneys’ Fees and Costs.  The parties acknowledge and agree that Landlord shall be entitled to be reimbursed out of the Escrow Amount all attorneys’ fees and costs incurred by Landlord in connection with the Obligations, including but not limited to those incurred in any attempt by Landlord to remove or otherwise satisfy the Obligations, to negotiate with the Creditors and their respective counsel with respect to the Obligations following the Tenant’s Cure Period, and any and all litigation costs (at all levels, including any appeals), bonding costs, courier costs, recording fees, etc. with regard to the Obligations or enforcing Landlord’s rights under

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this Agreement.  Notwithstanding anything to the contrary, the parties hereby authorize Escrow Agent to pay Landlord for such attorneys’ fees and costs with funds contained in the Escrow Fund, within ten (10) days following Landlord’s delivery of an invoice for such attorneys’ fees and costs to Escrow Agent, Seller and Buyer.

(c)           Payment Disputes.  If, during the Seller’s Cure Period (defined below), two but not three of Selling Parties Representative, Buyer and Landlord have authorized a disbursement to pay an Obligation as provided in subsection (a) above, the two parties shall notify the third party and Escrow Agent of their direction to disburse (a “Disbursement Notice”).  On the first business day following the 10 day period described below, Escrow Agent shall pay the Obligation pursuant to the Disbursement Notice unless within 10 calendar days of the date of the Escrow Agent’s receipt of the Disbursement Notice, the third party gives written notice to the other two parties and Escrow Agent disputing the Disbursement Notice (a “Counter Notice”) which shall set forth with particularity the basis for its disagreement.  To the extent any portion of the Disbursement Notice is not disputed, the undisputed portion of the Disbursement Notice shall be executed and on the first business day following such 10-day period, Escrow Agent shall disburse in accordance with the undisputed portion of the Disbursement Notice.  If a Counter Notice is given disputing any portion of a Disbursement Notice, Escrow Agent shall make payment with respect to such disputed portion of the Disbursement Notice only in accordance with (i) joint written instructions of Buyer, Landlord and the Selling Parties Representative, or (ii) a final nonappealable order of a court of competent jurisdiction.  Escrow Agent shall act on such written instructions or court order without further question.

(d)           Seller’s Cure Period.  Notwithstanding anything to the contrary set forth herein, in the event that the Obligations are not fully paid and otherwise fully satisfied to Landlord’s satisfaction within thirty (30) calendar days following the Effective Date of this Agreement (the “Seller’s Cure Period”), then Landlord shall provide the Escrow Agent, Seller, and Buyer written notice of such failure and, thereafter all future disbursements of the Escrow Amount by the Escrow Agent shall be made upon the written instructions of Landlord, it its sole discretion, to satisfy the Obligations pursuant to this Agreement.

(e)           Final Disbursement.  The Escrow Fund shall terminate at such time as Selling Parties Representative, Buyer and Landlord have agreed in writing that all Obligations have been paid and otherwise satisfied in accordance with the terms of this Agreement, and the balance of such escrow shall be transferred to the escrow account established pursuant to the Amended and Restated Escrow Agreement dated December       , 2011, between Seller, Buyer, and the other parties named therein and holding the Purchase Price under the Purchase Agreement.

(f)            Selling Parties Representative.  The Selling Parties acknowledge and agree that the Selling Parties Representative has the full right, power and authority to act for and on behalf of Seller with respect to this Agreement and that the service of notice to Selling Parties Representative shall constitute notice to Seller.

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3.             INVESTMENT OF ESCROW FUND

(a)         Except as Buyer, Landlord and the Selling Parties Representative may from time to time jointly instruct Escrow Agent in writing, the Escrow Fund shall be invested from time to time, to the extent possible, in BlackRock T-Fund Cash Management Class (the “Share Class”), an institutional money market mutual fund for which the Escrow Agent serves as shareholder servicing agent and/or custodian or subcustodian.  The parties hereto: (i) acknowledge Escrow Agent’s disclosure of the services the Escrow Agent is providing to and the fees it receives from BlackRock; (ii) consent to the Escrow Agent’s receipt of these fees in return for providing shareholder services for the Share Class; and (iii) acknowledge that the Escrow Agent has provided on or before the date hereof a BlackRock T-Fund Cash Management Class prospectus which discloses, among other things, the various expenses of the Share Class and the fees to be received by the Escrow Agent.  Escrow Agent is authorized to liquidate, in accordance with its customary procedures, any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Agreement.  Escrow Agent is authorized to execute purchases and sales of any such investments through the facilities of its own trading or capital markets operations or those of any affiliated entity.

(b)         Any interest earned on the Escrow Fund shall be credited to the applicable account.  Interest or other earnings associated with Escrow Fund shall be disbursed as part of the applicable account in accordance with this Escrow Agreement.

4.             DUTIES OF ESCROW AGENT

(a)         The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied.  Escrow Agent shall not be liable for actions or omissions under this Agreement, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent in a court of competent jurisdiction.  Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.  The Buyer and Seller shall jointly and severally indemnify and hold harmless Escrow Agent and its directors, officers, agents and employees (and any successor Escrow Agent) from and against, and shall pay to Escrow Agent the amount of, and reimburse Escrow Agent for, any and all losses, liabilities, claims, actions, damages, and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with this Agreement, except to the extent arising from the gross negligence or willful misconduct of Escrow Agent.

(b)         Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument, or other writing delivered to it pursuant to this Agreement

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without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof.  Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.  Escrow Agent may conclusively presume that the representative of any party to this Agreement has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

(c)         The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it.  Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

(d)         Except as set forth in Paragraph 3(a), Escrow Agent does not have any interest in the Escrow Fund but is serving as escrow holder only and has only possession thereof.  Any payments of income from the Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes.  The parties will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification or nonresident alien certifications.

(e)         Escrow Agent may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by Buyer, Landlord and the Selling Parties Representative in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement.  The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction), or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties.  If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent’s sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties or a final nonappealable order of a court of competent jurisdiction.

(f)          In the event of any disagreement among the other parties resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take under this Agreement, Escrow Agent shall be entitled to retain the Escrow Fund until Escrow Agent shall have received (i) joint written instructions of Buyer, Landlord and the Selling Parties Representative, or (ii) a final nonappealable order of a court of competent jurisdiction.  Escrow Agent shall act on such written instructions or court order without further question.

(g)         Buyer and Seller shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent under this Agreement as set forth in Schedule B

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and agree to reimburse Escrow Agent for all reasonable expenses, disbursements, and advances incurred or made by Escrow Agent in the performance of its duties (including reasonable fees, expenses, and disbursements of its counsel).  Any such compensation and reimbursement to which Escrow Agent is entitled shall be borne 50% by Buyer and 50% by the Selling Parties Representative in its representative capacity.  Any fees or expenses of Escrow Agent or its counsel that are not paid as provided for in this Agreement may be taken from any property held by Escrow Agent under this Agreement; provided that Escrow Agent obtains the prior written consent of Landlord for such taking.  Notwithstanding anything to the contrary, in no event will Landlord be liable for paying or satisfying any portion of Escrow Agent’s compensation for the services to be rendered by Escrow Agent under this Agreement.

(h)         In the event that (i) any dispute shall arise between the parties with respect to the disposition or disbursement of the Escrow Fund, or (ii) Escrow Agent shall be uncertain as to how to proceed in a situation not explicitly addressed by the terms of this Agreement, whether because of conflicting demands by the other parties or otherwise, Escrow Agent shall be permitted to interplead the Escrow Fund held under this Agreement into a court of competent jurisdiction and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets.  The parties other than Escrow Agent further agree to pursue any redress or recourse in connection with such a dispute without making Escrow Agent a party to same.

(i)          Escrow Agent shall have only those duties as are specifically provided in this Agreement, which shall be deemed purely ministerial in nature, and shall under no circumstance be deemed a fiduciary for any of the other parties.  Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document between the other parties in connection herewith, including the Purchase Agreement.  This Agreement sets forth all matters pertinent to the escrow contemplated by this Agreement, and no additional obligations of Escrow Agent shall be inferred from the terms of this Agreement or any other agreement.

(j)          This Paragraph 6 shall survive notwithstanding any expiration or termination of this Agreement or the resignation of Escrow Agent.

5.             OWNERSHIP FOR TAX PURPOSES

For purposes of federal and other taxes based on income, Seller will be treated as owner of the Escrow Fund and shall report all income, if any, that is earned on, or derived from, the Escrow Fund as its income and in the taxable year or years in which such income is properly includible, and pay any taxes attributable thereto.  All interest or other income earned under the Escrow Agreement shall be allocated to Seller and reported, to the extent required by law, by the Escrow Agent to the IRS or any other taxing authority, as applicable, on IRS form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Fund by the Seller whether or not said income has been distributed during the year.  Any other tax returns required to be filed will be prepared and filed by the Seller with the IRS and any other taxing authority as required by law including but not limited to any applicable reporting or withholding pursuant to the Foreign Investment in Real Property Tax Act (“FIRPTA”).  The parties hereto acknowledge

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and agree that the Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return or any applicable FIRPTA reporting with respect to the Escrow Fund.  The Escrow Agent shall withhold any taxes it deems appropriate, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities as it determines may be required by any law or regulation in effect at the time of the distribution.

6.             NO TRANSFER OR ENCUMBRANCE; SECURITY INTEREST

(a)         Neither the Escrow Fund nor any beneficial interest therein may be pledged, encumbered, sold, assigned, or transferred (including any transfer by operation of law) by any of the Selling Parties, or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of Selling Parties, prior to the delivery of such Escrow Fund to the Selling Parties Representative by the Escrow Agent in accordance with this Agreement.

(b)         The parties acknowledge and agree that Seller’s interest in the Escrow Fund is merely a contingent right to payment from the Escrow Fund, and that neither a voluntary or involuntary case under any applicable bankruptcy, insolvency, or similar law nor the appointment of a receiver, trustee, custodian, or similar official in respect of any Selling Party (any of which, a “Bankruptcy Event”) shall increase such Selling Party’s interest in the Escrow Fund or affect, modify, convert, or otherwise change any right such Selling Party or its estate may have to the Escrow Fund.  Accordingly, in order to assure the foregoing result even if it is determined by a court of competent jurisdiction (whether or not in connection with a Bankruptcy Event) that a Selling Party has an interest in the Escrow Fund that is greater than a contingent right of payment from the Escrow Fund payable only in accordance with the provisions of this Agreement, each Selling Party hereby grants to Buyer and Landlord, jointly and severally, effective as of the date of this Agreement, a security interest in, and hereby pledges and assigns to Buyer and Landlord, all of such Selling Party’s right, title, and interest in that portion of the Escrow Fund (except for such Selling Party’s contractual rights thereto under this Agreement) that is in excess of the Obligations, to secure Buyer’s and Landlord’s rights in such Selling Party’s obligations under this Agreement.  Escrow Agent acknowledges that Buyer and Landlord have a security interest in the Escrow Fund, and all funds and instruments comprising the Escrow Fund from time to time, and Escrow Agent is maintaining the Escrow Fund subject to such security interest.  The parties agree that this Paragraph 6(b) shall establish “control,” as defined in the Uniform Commercial Code (the “UCC”), as enacted in the State of Florida, and as amended from time to time, of the Escrow Fund, which control is effective to perfect Buyer’s and Landlord’s security interest in the Escrow Fund.  For purposes of giving effect to such control, the parties agree that, if Escrow Agent shall receive any notice from Buyer or Landlord given in strict accordance with Paragraph 2(b) hereof, regarding disposition of the Escrow Fund after Buyer or Landlord has failed to receive any payment required to be made to it pursuant to this Agreement, Escrow Agent shall comply with such notice without further consent by the Selling Parties or any other person, provided that this provision shall in no way diminish or affect any rights which the Selling Parties may have or be entitled to pursue against Buyer for taking action in violation of other provisions of this Agreement or the Purchase Agreement.  Escrow

7

Agent and Selling Parties shall take all actions as may be reasonably requested in writing of it by Buyer or Landlord to perfect or maintain the security interest created by the Selling Parties in the Escrow Fund.  Buyer and Landlord are authorized by the other parties to file UCC financing statements to perfect Buyer’s or Landlord’s security interests, with or without execution by the other parties, to the extent permitted by applicable law.  Such security interest shall automatically be released with respect to any funds properly distributed from the Escrow Fund pursuant to the terms of this Agreement.  Buyer and Landlord agree to execute such instruments of release and termination of the security interest granted under this Agreement with respect to any funds properly distributed from the Escrow Fund and received by the Selling Parties Representative pursuant to the terms hereof, as may be reasonably requested.

7.             MISCELLANEOUS

(a)         No Limitation on Other Obligations.  This Agreement shall not be construed to limit Sellers’ obligations to Buyer under the Purchase Agreement, or either of the Buyer’s or the Sellers’ obligations to Landlord under the Lease or Assignment.

(b)         Entire Agreement.  This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

(c)         Modification.  This Agreement may only be amended, supplemented, or otherwise modified by a writing executed by the parties.

(d)         Assignments and Successors.  The Seller and Buyer shall not assign any of their rights or delegate any of their obligations under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights and delegate any of its obligations under this Agreement to any Subsidiary of Buyer and may collaterally assign its rights under this Agreement to any financial institution providing financing in connection with the purchase of the Assets as long as any such collateral assignment shall allow Buyer to exercise all rights to act under this Agreement without consent or joinder of such financial institution, until such financial institution has notified all the parties to this Agreement that a default has occurred under the financing agreement.  Any purported assignment of rights or delegation of obligations in violation of this Paragraph 7(d) will be void.  Subject to the foregoing, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the heirs, executors, administrators, legal representatives, successors, and permitted assigns of the parties. Notwithstanding anything to the contrary, Landlord may assign its rights under this Agreement without the consent of Buyer or Seller.

(e)         No Third-Party Rights.  No person other than the parties hereto will have any legal or equitable right, remedy, or claim under or with respect to this Agreement.  This Agreement may be amended or terminated, and any provision of this Agreement may be waived, without the consent of any person who is not a party to this Agreement.

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(f)                              Governing Law.  All matters relating to or arising out of this Agreement and the rights of the parties (whether sounding in contract, tort, or otherwise) will be governed by and construed and interpreted under the laws of the State of Florida, without regard to conflicts of laws principles that would require the application of any other law.  The exclusive venue for any litigation or other dispute shall be in Miami-Dade County, Florida.

(g)                           Remedies Cumulative.  The rights and remedies of the parties are cumulative and not alternative.

(h)                           Waiver of Jury Trial.  EACH PARTY, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY, WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.

(i)                               Attorneys’ Fees.  In the event any litigation is brought in respect of this Agreement, the prevailing party will be entitled to recover reasonable attorneys’ fees and other costs incurred in such litigation, in addition to any relief to which such party may be entitled.

(j)                               No Waiver.  Neither any failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable laws, (i) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be waived by a party, in whole or in part, unless made in a writing signed by such party, (ii) a waiver given by a party will only be applicable to the specific instance for which it is given, and (iii) no notice to or demand on a party will (A) waive or otherwise affect any obligation of that party, or (B) affect the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

(k)                            Notices.  All notices and other communications required or permitted by this Agreement will be in writing and will be effective, and any applicable time period shall commence when (i) delivered to the following address by hand or by a nationally recognized overnight courier service (costs prepaid), addressed to the following address, or (ii) transmitted electronically to the following facsimile numbers or e-mail addresses, in each case marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address, or person as a party may designate by notice to the other parties):

Selling Parties Representative:

Clinton R. Field

c/o: Restaurant Entertainment Group

9

Address: 6728 Hyland Croy Rd

Dublin, OH 43016

Attention:  Clinton Field

Fax no.: 614-760-9793

E-mail address: clint.field37@gmail.com

with a copy to: Kephart Fisher LLC

Attention: David Fisher

207 N Fourth St.

Columbus, Ohio 43215

Fax no.: 614-469-1887

E-mail address: davidfisher@kephartfisher.com

Buyer:

Buyer: Granite City Restaurant Operations, Inc.

Attention: James G. Gilbertson, Chief Financial Officer

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

Fax no.: (952) 215-0671

E-mail address: jgilbertson@gcfb.net

with a copy to: Briggs and Morgan, P.A.

Attention: Avron Gordon

2200 IDS Center

80 S 8th Street

Minneapolis, MN 55402

Fax no.: (612) 977-8650

E-mail address: agordon@briggs.com

Landlord:

WRC Properties, Inc.

c/o TIAA-CREF

8500 Andrew Carnegie Boulevard

Charlotte, NC 28262

Attn: Real Estate Asset Management, Global

Real Estate Property #3116,

the Palms at Town & Country

with a copy to:

Allison McCarthy, Esq.

Holland & Knight

515 East Las Olas Boulevard, Suite 1200

Fort Lauderdale, FL 33301

10

allison.mccarthy@hklaw.com

and a copy to:

Leslie Miller Tomczak, Esq.

Akerman Senterfitt

350 East Las Olas Boulevard

Suite 1600

Fort Lauderdale, FL 33301

email address:leslie.tomczak@akerman.com

Escrow Agent:

CSC Trust Company of Delaware

Attention: Alan R. Halpern, Vice President

Little Falls Centre One

2711 Centerville Road

Wilmington, DE 19808

Fax no.: (302) 636-8666

E-mail address: ahalpern@cscinfo.com

(l)                               Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(m)                         Time of Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

(n)                           Counterparts/Electronic Signatures.  This Agreement and other documents to be delivered pursuant to this Agreement may be executed in one or more separate counterparts, each of which will be deemed to be an original copy and all of which, when taken together, will be deemed to constitute one and the same agreement or document, and will be effective when counterparts have been signed by each of the parties and delivered to the other parties.  A manual signature on this Agreement or other document to be delivered pursuant to this Agreement whose image is transmitted electronically will constitute an original signature for all purposes.  The delivery of copies of this Agreement or other document to be delivered pursuant to this Agreement, including executed signature pages where required, by electronic transmission will constitute effective delivery of this Agreement or such other document for all purposes.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above (the “Effective Date”).

Buyer:	Owner:
GRANITE CITY RESTAURANT
OPERATIONS, INC.

By:
James G. Gilbertson	Eric Schilder
Chief Financial Officer

LANDLORD:	KENDALL CR LLC
WRC Properties, Inc.

By:
By:	Eric Schilder, Sole Member and Owner
Name:
Its:
By:
Clinton R. Field, Manager

ESCROW AGENT:	SELLING PARTIES REPRESENTATIVE:
CSC Trust Company of Delaware

By:
Name:	Clinton R. Field
Its:

Exhibit A

List of Known Creditors

1.               American Tropical Signs and Services, LLC

2.               Aroujos Cabinets

3.               Banner Supply Company

4.               Brothers Fire Protection

5.               Captive Air Systems, Inc.

6.               Citrus Signs

7.               Clarke Electrical Contracting, Inc.

8.               David A. Udkow, Architect

9.               Elechs

10.         Global Satellite

11.         Jaso & Associates

12.         Kool Box, Inc.

13.         Maximum Plumbing

14.         North East Mechanical, Inc. d/b/a Westland Heating & Air

15.         Quality Floor Coverings, Inc.

16.         Robert Briggs, Architect

17.         Tech-no Glass

18.         Unlimited Roofing Services, Inc.

19.         Prime 1 Construction, Inc.

B-1

Exhibit B

Deliveries for Disbursement

(1)                                  a fully executed Final Unconditional Release and Waiver of Lien, in the form attached hereto as Exhibit B-1 or other form acceptable to Landlord in its sole discretion, from each of the Creditors.

(2)                                  a fully executed Satisfaction of Lien, in the form attached hereto as Exhibit B-2 or other form acceptable to Landlord in its sole discretion, from each Creditor who has filed (or may file) a claim of lien against the Premises or the Mall, and/or each Creditor who has filed a lawsuits in connection with the Work, including but not limited to the following entities.  Each Satisfaction of Lien shall be filled out to include the specific legal description as stated in the applicable Creditor’s recorded claim of lien to the reasonable satisfaction of Landlord and sufficient to remove the claim of lien as a cloud on title to the Premises and the Mall.

a)              American Tropical Signs and Services, LLC

b)             Banner Supply Company

c)              Brothers Fire Protection

d)             Captive Air Systems, Inc.

e)              Clarke Electrical Contracting, Inc.

f)                North East Mechanical, Inc. d/b/a Westland Heating & Air

g)             Unlimited Roofing Services, Inc.

(3)                                  a fully executed Contractor’s Final Affidavit, in the form attached hereto as Exhibit B-3 or other form acceptable to Landlord in its sole discretion, from Prime 1 Construction, Inc. and Jaso & Associates.

(4)                                  a fully executed Tenant’s Final Affidavit, in the form attached hereto as Exhibit B-4 or other form acceptable to Landlord in its sole discretion, from Kendall CR, LLC.

(5)                                  a fully executed Discharge of Lis Pendens in the forms attached hereto as Exhibit B-5 and B-6 or other forms acceptable to Landlord in its sole discretion, respectively, from Banner Supply Company and Captive Air Systems, Inc. Each Discharge of Lis Pendens shall be filled out to include the specific legal description as stated in the applicable Creditor’s recorded Notice of Lis Pendens to the reasonable satisfaction of Landlord and sufficient to remove the claim of lien as a cloud on title to the Premises and the Mall.

(6)                                  a Voluntary Notice of Dismissal, with Prejudice, from each Creditor who has filed or may file a lawsuit against Seller, Landlord with respect to the Premises or the Mall (including but not limited to Banner Supply Company and Captive Air Systems, Inc.), in a form acceptable to Landlord in its sole discretion, and any other documents reasonably required in order to fully dismiss such claims with prejudice.

(7)                                  Any other documents reasonably required by Landlord to fully pay and otherwise satisfy the Obligations.

Exhibit B-1

FINAL RELEASE AND WAIVER OF LIEN

KNOW ALL MEN BY THESE PRESENTS:

That                                        (“Lienor ”) for and in consideration of the payment of the sum of $10.00 and other good and valuable consideration paid by Prime 1 Construction, Inc. (“Contractor”) receipt of which is hereby acknowledged, hereby forever releases, waives and quit claims to the said Contractor, the leasehold estate holder, Kendall CR, LLC (“Tenant”), and the fee simple estate holder, WRC Properties, Inc. (“Owner”), and their respective successors and assigns, all liens, lien rights, claims or demands of any kind whatsoever, which Lienor now has or might have against Contractor, Tenant and Owner, or the buildings and improvements on the premises legally described as:

See Exhibit “1” attached hereto.

(the “Property”) on account of labor and services performed and/or material furnished for the construction of any improvements thereon.  That the undersigned has the right and authority to execute this Unconditional Final Waiver and Release of Lien on behalf of the Lienor.  That this is a waiver of all lien rights and other claims which Lienor has against the Property and the Contractor, Tenant and Owner for all labor, material and services performed thereon, including all extras and change orders, that all laborers retained or employed by the Lienor for construction of improvements on the Property, all suppliers and subcontractors of Lienor who have furnished labor, material and services for the undersigned for the construction of improvements on the Property, and all labor, services and materials used by the undersigned in the construction of said improvements, have been paid in full for work performed or materials supplied.

THE UNDERSIGNED ACKNOWLEDGES THAT, UNDER FLORIDA STATUTES THE CONTRACTOR, TENANT, OWNER AND OTHER PARTIES HAVE A RIGHT TO RELY UPON THIS WAIVER AND RELEASE AND THAT MAKING ANY FALSE STATEMENTS SHALL CONSTITUTE PERJURY AND PUNISHMENT CAN BE MADE IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA.

IN WITNESS THEREOF, I have hereunto set my hand seal this     day of                           , 20      .

Signed, sealed and delivered
in the presence of:	a corporation

By:
Print Name of Witness Below:	Printed Name:
Title:

Print Name of Witness Below:

STATE OF )
) ss:
COUNTY OF )

The foregoing instrument was acknowledged before me this          day of                         , 20      , by                                        ,                                            of                                                        a                                corporation on, on behalf of the corporation.  He/she is personally known to me or has produced                                          (type of identification) as identification.

NOTARY PUBLIC, STATE OF FLORIDA
My Commission Expires:

Exhibit “1”

Legal Description

SCHEDULE “A-1”

LEGAL DESCRIPTION OF THE SHOPPING CENTER

PARCEL I:

Tracts B, E, and F, all of KENDALL KATHRYN MILLS SECTION ONE, according to the Plat thereof as recorded in Plat Book 125, page 45 Public Records of Miami-Dade County, Florida;

LESS AND EXCEPT Lands known as PARCEL 100, DOT PROJECT 87001, being more particularly described as: A portion of Tracts “B” and “C” of “KENDALL KATHRYN MILLS- SECTION ONE”, according to the plat thereof as recorded in Plat Book 125, at Page 45 of the Public Records of Miami-Dade County, Florida, lying in the Southeast one-quarter (SE. 1/4) of Section 36, Township 54 South, Range 39 East, Miami-Dade County, Florida, being more particularly described as follows:

COMMENCE at the Northeast corner of the Northeast one-quarter (N.E. 1/4) of Section 1, Township 55 South, Range 39 East, lying upon the centerline of State Road 94 (North Kendal Drive/SW. 88th Street) as shown in said Plat Book 125 at Page 45 of the Public Records of Miami-Dade County, Florida, THENCE run South 87°40’44” West along the North line of said Northeast one-quarter (N.E. 1/4) of Section 1, Township 55 South, Range 39 East and said centerline, also being the baseline of survey, for a distance of 670.72 feet, THENCE run North 2° 19’ 16” West perpendicular to the previously described course, for a distance of 55.00 feet to the POINT OF BEGINNING of the parcel of land hereinafter described; THENCE run North 2° 19’ 16” West a distance of 9.89 feet; THENCE North 87°40’44” East a distance of 10.00 feet; THENCE North 77”28’30” East a distance of 10.16 feet; THENCE North 2°19’16” West a distance of 5.00 feet; THENCE North 87°40’44” East a distance of 10.00 feet; THENCE South 2°19’16” East a distance of 5.00 feet; THENCE North 87°40’44” East a distance of 35.00 feet; THENCE North 2°19’16” West a distance of 5.00 feet; THENCE North 87°40’44” East a distance of 10.00 feet; THENCE South 2°19’16” East a distance of 5.00 feet; THENCE North 87°40’44” East a distance of 35.00 feet; THENCE South 88°12’10” East a distance of 25.06 feet; THENCE North 87°40”44” East a distance of 25.00 feet; THENCE South 2°19’16” East to the point of intersection with the North Right of Way line of said State Road 94 for a distance of 9.89 feet; THENCE South 87°40’44” West along said North Right of Way line for a distance of 160.00 feet to the POINT OF BEGINNING.

FURTHER LESS AND EXCEPT that portion of Tract F being the Prime Hospitality/Miami-Kendall Wellesley Inn property, being more particularly described as: A portion of Tract F of KENDALL KATHRYN MILLS SECTION ONE, according to the Plat thereof as recorded in Plat Book 125, at page 45. Public Records of Miami-Dade County, Florida, being more particularly described as follows: COMMENCE at the Southeast corner of said Tract F thence South 87 degrees 45 minutes 00 seconds West along the South line of said Tract F, for 213.99 feet; thence North 02 degrees 15 minutes 00 seconds West for 106.00 feet to the Point of Beginning; thence continue North 02 degrees 15 minutes 00 seconds West for 419.63 feet; thence South 64 degrees 47 minutes 55 seconds East for 50.61 feet; thence South 51 degrees 18 minutes 21 seconds East for 44.92 feet; thence South 39 degrees 12 minutes 58 seconds East for 41.47 feet; thence South 43 degrees 11 minutes 16 seconds East for 23.07 feet; thence South 61 degrees 34 minutes 55 seconds East for 39.50 feet; thence South 52 degrees 07 minutes 11 seconds East for 130.50 feet; thence Southeasterly, along a tangent curve to the left, having a radius of 451.00 feet, a central angle of 17 degrees 42 minutes 45 seconds, for an arc distance of 139.42 feet to a point on a non-tangent curve, the center bearing North 66 degrees 42 minutes 02 seconds West from said point, thence Southwesterly along the Northwesterly right-of-way line of S.W. 117th Avenue, as shown on said plat, having a radius of 1187.50 feet, a central angle of 7 degrees 45 minutes 30 seconds for an arc distance of 160.80 feet; thence South 87 degrees 45 minutes 00 seconds West for 292.40 feet to the Point of Beginning.

PARCEL II:

The West 640.64’ of Tract “A” of TEACHERS KATHRYN MILLS according to the Plat thereof recorded in Plat Book 167, page 100 of the Public Records of Miami-Dade County, Florida.

Less and except any portion of said land that is included in the following:

A portion of Tract “A”, “Kendall Kathryn Mills-Section One,” according to the plat thereof, as recorded in Plat Book 125 at Page 45, of the Public Records of Miami-Dade County, Florida, being more particularly described as follows:

Commence at the Northwest corner of said Tract “A”; thence run N 87°44’23” E along the Northerly boundary line of said Tract “A” for a distance of 643.56 feet to the Point of Beginning of the following described parcel of land; thence continue N 87°44’23” E for a distance of 482.57 feet to a Point of Curvature of a circular curve concave to the Southwest; thence run Easterly, Southeasterly and Southerly along the arc of a circular curve to the right, having a radius of 25.00 feet and a central angle of 90°48’00”, for an arc distance of 25.35 feet to a Point of Tangency; thence S 01°27’37” E for a distance of 165.42 feet to a Point of Curvature of a circular curve concave to the West; thence run Southerly along the arc of a circular curve to the right, having a radius of 1187.50 feet and a central angle of 01°54’58”, for an arc distance of 39.11 feet to a point (said last mentioned 4 courses being coincident with the Northerly and Easterly boundary lines of said Tract “A”); thence S 7°44’23” W for a distance of 299.23 feet to a point; thence 02°15’37”E for a distance of 220.00 feet to a point; thence N52°07’11 W for a distance of 34.35 feet to a Point of Tangency of a circular curve concave to the Southwest; thence run Northwesterly along the arc of a circular curve to the left, having a radius of 532.00 feet and a central angle of 20°49’38”, for an arc distance of 193.38 feet to a point (from said point a line bears S 17° 03’11” W to the radius point of the last described curve); thence N 02°15’37” W for a distance of 131.33 feet thence N 08°52’07”W for a distance of 100.52 feet to a point; thence N 02°15’37”W for a distance of 101.77 feet to the Point of Beginning, lying and being in the Southeast 1/4 of Section 36, Township 54 South, Range 39 East, Miami-Dade County, Florida.

Exhibit B-2

THIS DOCUMENT PREPARED BY:

SATISFACTION OF LIEN CLAIM

STATE OF FLORIDA	)
) ss
COUNTY OF MIAMI-DADE	)

WHEREAS, the undersigned, the authorized agent of                                                       , recorded a Claim of Lien on                                                 , in Official Records Book                                   , Page                           , in the Office of the Clerk of Court for Miami-Dade County, State of Florida, against real property in said county described in the Claim of Lien as:

[Insert legal description as it is found in the applicable Claim of Lien]

in the amount of $                                    .

NOW, THEREFORE, the undersigned, for a good and valuable consideration of Ten ($10.00) Dollars, does hereby release and acknowledge satisfaction of the Claim of Lien, and directs the Clerk of the Circuit Court to cancel and discharge said Claim of Lien in its entirety in accordance with Section 713.21, Florida Statutes.

Signed, sealed and delivered this              day of                         , 2011.

By:
Print Name:
Title:

STATE OF FLORIDA	)
) ss:
COUNTY OF MIAMI-DADE	)

The foregoing instrument was sworn to and subscribed before me this          day of                         , 20    , by                                                     , as                                    of                                                 , who is personally known to me or who has produced                                                    (type of identification) as identification.

NOTARY PUBLIC, STATE OF FLORIDA
(Print, Type or Stamp Commissioned Name of Notary Public)

Exhibit B-3

Contractor’s Final Affidavit

COUNTY OF	)
)ss:
STATE OF	)

KNOW ALL MEN BY THESE PRESENTS:

BEFORE ME, the undersigned authority, personally appeared                          who, after being duly sworn, deposes and says of his/her personal knowledge as follows:

(1)           He/She is the                          of                          (“Contractor”) which is the contractor in connection with the development of certain improvements located or to be located on the property legally described in attached Exhibit “1” (the “Property”).

(2)           Contractor, pursuant to a contract dated                 (the “Contract”) with                          (“Leasehold Owner”) has furnished or caused to be furnished labor, material and services for the construction of said improvements on the Property.

(3)           This affidavit is executed by Contractor for the purpose of obtaining final payment from Leasehold Owner in the amount of $                                       for all of the work completed pursuant to the Contract in accordance with the application for payment attached to this affidavit as Exhibit “2” (“Application for Payment”).

(4)           All work or materials for which payment has been requisitioned in the attached application has been completed or delivered to the Property, as the case may be, and all persons or entities entitled to file a lien against the Property arising of out the materials, services, supplies or labor furnished in connection with the work have been paid in full, except the following lienors:

Name of Lienor	Amount Due

(5)           The undersigned certifies that: (i) the work covered by the attached application for payment has been completed in accordance with the Contract Documents (as defined therein), including, but not limited to the requirements of all appropriate governmental authorities; (ii) all amounts have been paid by Contractor for work and/or materials for which previous applications for payment were issued and payments received from Leasehold Owner; and (iii) the current payment shown in the attached application for payment is now due in accordance with the Contract.

(6)           That all waivers and releases delivered to Leasehold Owner and the fee simple owner pursuant to the Contract Documents are true, correct and genuine and that there is no claim either legal or equitable to defeat the validity of said waivers and releases, except as may be expressly and specifically set forth therein.

Dated this            day of           ,          .

By:

Sworn to and subscribed before me this                      day of                                   , 20    .

Notary Public
My commission expires:

EXHIBIT “1”

LEGAL DESCRIPTION

SCHEDULE “A-1”

LEGAL DESCRIPTION OF THE SHOPPING CENTER

PARCEL I:

Tracts B, E, and F, all of KENDALL KATHRYN MILLS SECTION ONE, according to the Plat thereof as recorded in Plat Book 125, page 45 Public Records of Miami-Dade County, Florida;

LESS AND EXCEPT Lands known as PARCEL 100, DOT PROJECT 87001, being more particularly described as: A portion of Tracts “B” and “C” of “KENDALL KATHRYN MILLS-SECTION ONE”, according to the plat thereof as recorded in Plat Book 125, at Page 45 of the Public Records of Miami-Dade County, Florida, lying in the Southeast one-quarter (SE. 1/4) of Section 36, Township 54 South, Range 39 East, Miami-Dade County, Florida, being more particularly described as follows:

COMMENCE at the Northeast corner of the Northeast one-quarter (N.E. 1/4) of Section 1, Township 55 South, Range 39 East, lying upon the centerline of State Road 94 (North Kendal Drive/SW. 88th Street) as shown in said Plat Book 125 at Page 45 of the Public Records of Miami-Dade County, Florida, THENCE run South 87°40’44” West along the North line of said Northeast one-quarter (N.E. 1/4) of Section 1, Township 55 South, Range 39 East and said centerline, also being the baseline of survey, for a distance of 670.72 feet, THENCE run North 2° 19’ 16” West perpendicular to the previously described course, for a distance of 55.00 feet to the POINT OF BEGINNING of the parcel of land hereinafter described; THENCE run North 2° 19’ 16” West a distance of 9.89 feet; THENCE North 87°40’44” East a distance of 10.00 feet; THENCE North 77”28’30” East a distance of 10.16 feet; THENCE North 2°19’16” West a distance of 5.00 feet; THENCE North 87°40’44” East a distance of 10.00 feet; THENCE South 2°19’16” East a distance of 5.00 feet; THENCE North 87°40’44” East a distance of 35.00 feet; THENCE North 2°19’16” West a distance of 5.00 feet; THENCE North 87°40’44” East a distance of 10.00 feet; THENCE South 2°19’16” East a distance of 5.00 feet; THENCE North 87°40’44” East a distance of 35.00 feet; THENCE South 88°12’10” East a distance of 25.06 feet; THENCE North 87°40”44” East a distance of 25.00 feet; THENCE South 2°19’16” East to the point of intersection with the North Right of Way line of said State Road 94 for a distance of 9.89 feet; THENCE South 87°40’44” West along said North Right of Way line for a distance of 160.00 feet to the POINT OF BEGINNING.

FURTHER LESS AND EXCEPT that portion of Tract F being the Prime Hospitality/Miami-Kendall Wellesley Inn property, being more particularly described as: A portion of Tract F of KENDALL KATHRYN MILLS SECTION ONE, according to the Plat thereof as recorded in Plat Book 125, at page 45. Public Records of Miami-Dade County, Florida, being more particularly described as follows: COMMENCE at the Southeast corner of said Tract F thence South 87 degrees 45 minutes 00 seconds West along the South line of said Tract F,’ for 213.99 feet; thence North 02 degrees 15 minutes 00 seconds West for 106.00 feet to the Point of Beginning; thence continue North 02 degrees 15 minutes 00 seconds West for 419.63 feet; thence South 64 degrees 47 minutes 55 seconds East for 50.61 feet; thence South 51 degrees 18 minutes 21 seconds East for 44.92 feet; thence South 39 degrees 12 minutes 58 seconds East for 41.47 feet; thence South 43 degrees 11 minutes 16 seconds East for 23.07 feet; thence South 61 degrees 34 minutes 55 seconds East for 39.50 feet; thence South 52 degrees 07 minutes 11 seconds East for 130.50 feet; thence Southeasterly, along a tangent curve to the left, having a radius of 451.00 feet, a central angle of 17 degrees 42 minutes 45 seconds, for an arc distance of 139.42 feet to a point on a non-tangent curve, the center bearing North 66 degrees 42 minutes 02 seconds West from said point, thence Southwesterly along the Northwesterly right-of-way line of S.W. 117th Avenue, as shown on said plat, having a radius of 1187.50 feet, a central angle of 7 degrees 45 minutes 30 seconds for an arc distance of 160.80 feet; thence South 87 degrees 45 minutes 00 seconds West for 292.40 feet to the Point of Beginning.

PARCEL II:

The West 640.64’ of Tract “A” of TEACHERS KATHRYN MILLS according to the Plat thereof recorded in Plat Book 167, page 100 of the Public Records of Miami-Dade County, Florida.

Less and except any portion of said land that is included in the following:

A portion of Tract “A”, “Kendall Kathryn Mills-Section One,” according to the plat thereof, as recorded in Plat Book 125 at Page 45, of the Public Records of Miami-Dade County, Florida, being more particularly described as follows:

Commence at the Northwest corner of said Tract “A”; thence run N 87°44’23” E along the Northerly boundary line of said Tract “A” for a distance of 643.56 feet to the Point of Beginning of the following described parcel of land; thence continue N 87°44’23” E for a distance of 482.57 feet to a Point of Curvature of a circular curve concave to the Southwest; thence run Easterly, Southeasterly and Southerly along the arc of a circular curve to the right, having a radius of 25.00 feet and a central angle of 90°48’00”, for an arc distance of 25.35 feet to a Point of Tangency; thence S 01°27’37” E for a distance of 165.42 feet to a Point of Curvature of a circular curve concave to the West; thence run Southerly along the arc of a circular curve to the right, having a radius of 1187.50 feet and a central angle of 01°54’58”, for an arc distance of 39.11 feet to a point (said last mentioned 4 courses being coincident with the Northerly and Easterly boundary lines of said Tract “A”); thence S 7°44’23” W for a distance of 299.23 feet to a point; thence 02°15’37”E for a distance of 220.00 feet to a point; thence N52°07’11 W for a distance of 34.35 feet to a Point of Tangency of a circular curve concave to the Southwest; thence run Northwesterly along the arc of a circular curve to the left, having a radius of 532.00 feet and a central angle of 20°49’38”, for an arc distance of 193.38 feet to a point (from said point a line bears S 17° 03’11” W to the radius point of the last described curve); thence N 02°15’37” W for a distance of 131.33 feet thence N 08°52’07”W for a distance of 100.52 feet to a point; thence N 02°15’37”W for a distance of 101.77 feet to the Point of Beginning, lying and being in the Southeast 1/4 of Section 36, Township 54 South, Range 39 East, Miami-Dade County, Florida.

EXHIBIT “2”

APPLICATION FOR PAYMENT

[INSERT]

Exhibit B-4

Tenant’s Final Affidavit

COUNTY OF	)
)ss:
STATE OF	)

KNOW ALL MEN BY THESE PRESENTS:

BEFORE ME, the undersigned authority, personally appeared                          who, after being duly sworn, deposes and says of his/her personal knowledge as follows:

(1)           He/She is the                          of                          (“Tenant”) which is the leasehold owner in connection with certain tenant improvements located or to be located on the property legally described in attached Exhibit “1” (the “Property”).

(2)           This affidavit is executed by Tenant for the purpose of obtaining final payment of the Tenant Improvement Allowance set forth in that certain lease agreement between Tenant and                                              (“Landlord”) in the amount of $                                       for all of the Tenant Improvement work completed in accordance with the application for payment attached to this affidavit as Exhibit “2” (“Application for Payment”).

(3)           All work or materials for which payment has been requisitioned in the attached application has been completed or delivered to the Property, as the case may be, and all persons or entities entitled to file a lien against the Property arising of out the materials, services, supplies or labor furnished in connection with the work have been paid in full, except the following lienors:

Name of Lienor	Amount Due

(4)           The undersigned certifies that: (i) the work covered by the attached application for payment has been completed in accordance with the Contract Documents (as defined therein), including, but not limited to the requirements of all appropriate governmental authorities; (ii) all amounts have been paid by Tenant for work and/or materials for which previous applications for payment were issued and Tenant Improvement payments received from Landlord; and (iii) the current payment shown in the attached application for payment is now due in accordance with the Lease.

(5)           That all waivers and releases delivered to Landlord are true, correct and genuine and that there is no claim either legal or equitable to defeat the validity of said waivers and releases, except as may be expressly and specifically set forth therein.

Dated this            day of           ,          .

By:

Sworn to and subscribed before me this                      day of                                   , 20    .

Notary Public
My commission expires:

EXHIBIT “1”

LEGAL DESCRIPTION

SCHEDULE “A-1”

LEGAL DESCRIPTION OF THE SHOPPING CENTER

PARCEL I:

Tracts B, E, and F, all of KENDALL KATHRYN MILLS SECTION ONE, according to the Plat thereof as recorded in Plat Book 125, page 45 Public Records of Miami-Dade County, Florida;

LESS AND EXCEPT Lands known as PARCEL 100, DOT PROJECT 87001, being more particularly described as: A portion of Tracts “B” and “C” of “KENDALL KATHRYN MILLS-SECTION ONE”, according to the plat thereof as recorded in Plat Book 125, at Page 45 of the Public Records of Miami-Dade County, Florida, lying in the Southeast one-quarter (SE. 1/4) of Section 36, Township 54 South, Range 39 East, Miami-Dade County, Florida, being more particularly described as follows:

COMMENCE at the Northeast corner of the Northeast one-quarter (N.E. 1/4) of Section 1, Township 55 South, Range 39 East, lying upon the centerline of State Road 94 (North Kendal Drive/SW. 88th Street) as shown in said Plat Book 125 at Page 45 of the Public Records of Miami-Dade County, Florida, THENCE run South 87°40’44” West along the North line of said Northeast one-quarter (N.E. 1/4) of Section 1, Township 55 South, Range 39 East and said centerline, also being the baseline of survey, for a distance of 670.72 feet, THENCE run North 2° 19’ 16” West perpendicular to the previously described course, for a distance of 55.00 feet to the POINT OF BEGINNING of the parcel of land hereinafter described; THENCE run North 2° 19’ 16” West a distance of 9.89 feet; THENCE North 87°40’44” East a distance of 10.00 feet; THENCE North 77”28’30” East a distance of 10.16 feet; THENCE North 2°19’16” West a distance of 5.00 feet; THENCE North 87°40’44” East a distance of 10.00 feet; THENCE South 2°19’16” East a distance of 5.00 feet; THENCE North 87°40’44” East a distance of 35.00 feet; THENCE North 2°19’16” West a distance of 5.00 feet; THENCE North 87°40’44” East a distance of 10.00 feet; THENCE South 2°19’16” East a distance of 5.00 feet; THENCE North 87°40’44” East a distance of 35.00 feet; THENCE South 88°12’10” East a distance of 25.06 feet; THENCE North 87°40”44” East a distance of 25.00 feet; THENCE South 2°19’16” East to the point of intersection with the North Right of Way line of said State Road 94 for a distance of 9.89 feet; THENCE South 87°40’44” West along said North Right of Way line for a distance of 160.00 feet to the POINT OF BEGINNING.

FURTHER LESS AND EXCEPT that portion of Tract F being the Prime Hospitality/Miami-Kendall Wellesley Inn property, being more particularly described as: A portion of Tract F of KENDALL KATHRYN MILLS SECTION ONE, according to the Plat thereof as recorded in Plat Book 125, at page 45. Public Records of Miami-Dade County, Florida, being more particularly described as follows: COMMENCE at the Southeast corner of said Tract F thence South 87 degrees 45 minutes 00 seconds West along the South line of said Tract F, for 213.99 feet; thence North 02 degrees 15 minutes 00 seconds West for 106.00 feet to the Point of Beginning; thence continue North 02 degrees 15 minutes 00 seconds West for 419.63 feet; thence South 64 degrees 47 minutes 55 seconds East for 50.61 feet; thence South 51 degrees 18 minutes 21 seconds East for 44.92 feet; thence South 39 degrees 12 minutes 58 seconds East for 41.47 feet; thence South 43 degrees 11 minutes 16 seconds East for 23.07 feet; thence South 61 degrees 34 minutes 55 seconds East for 39.50 feet; thence South 52 degrees 07 minutes 11 seconds East for 130.50 feet; thence Southeasterly, along a tangent curve to the left, having a radius of 451.00 feet, a central angle of 17 degrees 42 minutes 45 seconds, for an arc distance of 139.42 feet to a point on a non-tangent curve, the center bearing North 66 degrees 42 minutes 02 seconds West from said point, thence Southwesterly along the Northwesterly right-of-way line of S.W. 117th Avenue, as shown on said plat, having a radius of 1187.50 feet, a central angle of 7 degrees 45 minutes 30 seconds for an arc distance of 160.80 feet; thence South 87 degrees 45 minutes 00 seconds West for 292.40 feet to the Point of Beginning.

PARCEL II:

The West 640.64’ of Tract “A” of TEACHERS KATHRYN MILLS according to the Plat thereof recorded in Plat Book 167, page 100 of the Public Records of Miami-Dade County, Florida.

Less and except any portion of said land that is included in the following:

A portion of Tract “A”, “Kendall Kathryn Mills-Section One,” according to the plat thereof, as recorded in Plat Book 125 at Page 45, of the Public Records of Miami-Dade County, Florida, being more particularly described as follows:

Commence at the Northwest corner of said Tract “A”; thence run N 87°44’23” E along the Northerly boundary line of said Tract “A” for a distance of 643.56 feet to the Point of Beginning of the following described parcel of land; thence continue N 87°44’23” E for a distance of 482.57 feet to a Point of Curvature of a circular curve concave to the Southwest; thence run Easterly, Southeasterly and Southerly along the arc of a circular curve to the right, having a radius of 25.00 feet and a central angle of 90°48’00”, for an arc distance of 25.35 feet to a Point of Tangency; thence S 01°27’37” E for a distance of 165.42 feet to a Point of Curvature of a circular curve concave to the West; thence run Southerly along the arc of a circular curve to the right, having a radius of 1187.50 feet and a central angle of 01°54’58”, for an arc distance of 39.11 feet to a point (said last mentioned 4 courses being coincident with the Northerly and Easterly boundary lines of said Tract “A”); thence S 7°44’23” W for a distance of 299.23 feet to a point; thence 02°15’37”E for a distance of 220.00 feet to a point; thence N52°07’11 W for a distance of 34.35 feet to a Point of Tangency of a circular curve concave to the Southwest; thence run Northwesterly along the arc of a circular curve to the left, having a radius of 532.00 feet and a central angle of 20°49’38”, for an arc distance of 193.38 feet to a point (from said point a line bears S 17° 03’11” W to the radius point of the last described curve); thence N 02°15’37” W for a distance of 131.33 feet thence N 08°52’07”W for a distance of 100.52 feet to a point; thence N 02°15’37”W for a distance of 101.77 feet to the Point of Beginning, lying and being in the Southeast 1/4 of Section 36, Township 54 South, Range 39 East, Miami-Dade County, Florida.

EXHIBIT “2”

APPLICATION FOR PAYMENT

[INSERT]

Exhibit B-5

IN THE CIRCUIT COURT OF THE 11TH
JUDICIAL CIRCUIT IN AND FOR
MIAMI-DADE COUNTY, FLORIDA

GENERAL JURISDICTION DIVISION

BANNER SUPPLY CO., a Florida Corporation	Case No.: 11-32665-CA-31

Plaintiff,

v.

WRC PROPERTIES, INC., a Foreign corporation,
PRIME 1 CONSTRUCTION, LLC, a Foreign limited
liability company, and KENDALL CR, LLC., a
Foreign limited liability company

Defendants.

/

DISCHARGE OF LIS PENDENS

YOU ARE NOTIFIED that the Notice of Lis Pendens filed in this case, dated October 7, 2011, and recorded on October 13, 2011 in Official Records Book 27858 at Page 1870-1871 with the Clerk of Court for Miami-Dade County, Florida as to the following described property in Miami-Dade County, Florida:

A portion of Tract “E” of Kendall Kathryn Mills Section 1, as recorded in Plat Book 125, Page 45, of the Public Records of Miami-Dade County, Florida

is hereby released and discharged.

SIEGRIED, RIVERA, LERNER,
DE LA TORRE & SOBEL, P.A.
Attorneys for Banner
201 Alhambra Circle, Suite 1102
Coral Gables, Florida 33134
T: 305.442.3334
F: 305.443.3292

By:
Nicholas D. Siegfried, Esquire
Fla. Bar No.: 27020

CERTIFICATE OF SERVICE

I hereby certify that a true copy of the foregoing has been furnished via U.S. Mail to Leslie Miller Tomczak, Esquire, Akerman Senterfitt, 350 East Las Olas Boulevard, Suite 1600, Fort Lauderdale, Florida 33301 and                                                                                      on this              day of                         , 20    .

Nicholas D. Siegfried, Esquire

Exhibit B-6

IN THE CIRCUIT COURT OF THE 11TH
JUDICIAL CIRCUIT IN AND FOR
MIAMI-DADE COUNTY, FLORIDA

GENERAL JURISDICTION DIVISION

CAPTIVE-AIRE SYSTEMS, INC.,
a Florida Corporation	Case No.: 11-32144-CA-23

Plaintiff,

v.

PRIME 1 CONSTRUCTION, LLC,
KENDALL CR, LLC., A/K/A CR KENDALL, LLC,
d/b/a CADILLAC RANCH ALL AMERICAN GRILL

Defendants.

/

DISCHARGE OF LIS PENDENS

YOU ARE NOTIFIED that the Notice of Lis Pendens filed in this case, dated September 28, 2011, and recorded on October 7, 2011 in Official Records Book 27851 at Page 4265 with the Clerk of Court for Miami-Dade County, Florida as to the following described property in Miami-Dade County, Florida:

CADILLAC RANCH, THE PALMS AT TOWN AND COUNTRY, 11735 SHERRI LANE (8268 MILLS DRIVE, a/k/a 8505 MILLS DRIVE), MIAMI, MIAMI-DADE COUNTY, FLORIDA; PARCEL FOLIO NUMBERS 30-4936-007-0020 AND 30-4936-007-0050; A PARCEL OF LAND LAYING IN KENDALL KATHRYN MILLS SECTION ONE, TRACTS E AND F, ACCORDING TO THE MAP OR PLAT THEREOF, RECORDED IN PLAT BOOK 125, PAGE 45, OF THE PUBLIC RECORDS OF MIAMI-DADE COUNTY, FLORIDA

is hereby released and discharged.

KASS SHULER, P.A.
Post Office Box 800

Tampa, FL 33601
Ph: 813.229.0900
Fax: 813.229.3323
Attorneys for Captive Aire

By:
Elizabeth Ryan, Esquire
Fla. Bar No.: 098248

CERTIFICATE OF SERVICE

I hereby certify that a true copy of the foregoing has been furnished via U.S. Mail to                                                                                      on this              day of                         , 20    .

Elizabeth M. Ryan, Esquire

Exhibit C

CSC Engagement Letter (omitted pursuant to Item 601(b)(2))

EXHIBIT 2.5(e)

BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) made effective as of 11:59 p.m. (time) on                               , 2011 (the “Effective Time”), by Kendall CR, LLC, an Ohio limited liability company (“Seller”), in favor of Granite City Restaurant Operations, Inc., a Minnesota corporation (“Buyer”), and is delivered pursuant and subject to, the terms of, that certain Asset Purchase Agreement, dated as of                             , 2011 (the “Purchase Agreement”), by and among Buyer, Seller, Restaurant Entertainment Group, LLC, and Eric Schilder.  All capitalized terms used but not otherwise defined in this Bill of Sale shall have the respective meanings given to them in the Purchase Agreement

1.                                       Sale and Transfer of Assets. For good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and as contemplated by Section 2.1 of the Purchase Agreement, Seller hereby sells, transfers, assigns, conveys, grants and delivers to Buyer, all of Seller’s right, title and interest in and to all of the Assets, including without limitation the Temporary License/Permit No. BEV2302598, Series 4COP issued by the Florida Department of Business and Professional Regulation, Division of Alcoholic Beverages & Tobacco on June 28, 2011, and the Assets set forth in Annex 1 attached hereto.

2.                                       Further Actions. Seller covenants and agrees to warrant and defend the sale, transfer, assignment, conveyance, grant and delivery of the Assets hereby made against all persons whomsoever, to take all steps reasonably necessary to establish the record of Buyer’s title to the Assets and, at the request of Buyer, to execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably request to more effectively transfer and assign to and vest in Buyer each of the Assets, all at the sole cost and expense of Seller.

3.                                       Power of Attorney. Without limiting Section 2 hereof, Seller hereby constitutes and appoints Buyer the true and lawful agent and attorney in fact of Seller, with full power of substitution and resubstitution, in whole or in part, in the name and stead of Seller but on behalf and for the benefit of Buyer and its successors and assigns, from time to time:

(a)                                  to demand, receive and collect any and all of the Assets and to give receipts and releases for and with respect to the same, or any part thereof;

(b)                                 to institute and prosecute, in the name of Seller or otherwise, any and all proceedings at law, in equity or otherwise, that Buyer or its successors and assigns may deem proper in order to collect or reduce to possession any of the Assets and in order to collect or enforce any claim or right of any kind hereby assigned or transferred, or intended so to be; and

(c)                                  to do all things legally permissible, required or reasonably deemed by Buyer to be required to recover and collect the Assets and to use Seller’s name in such manner as Buyer may reasonably deem necessary for the collection and recovery of same,

Seller hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller.

4.                                       Terms of the Purchase Agreement. The terms of the Purchase Agreement, including but not limited to Seller’s representations, warranties, covenants, agreements and indemnities relating to the Assets in the Master Asset Purchase Agreement dated November 4, 2011, by and among Buyer, Seller and the other parties named therein, as amended by that certain Amendment No. 1 dated December       , 2011 (as amended, the “MAPA”), are incorporated herein by this reference. Seller acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement and the MAPA shall not be superseded hereby but shall survive and remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

5.                                       Governing Law.  This Bill of Sale will be governed by and construed and interpreted under the laws of the State of Minnesota, without regard to conflicts of laws principles that would require the application of any other law.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale to be effective as of the Effective Time.

Kendall CR, LLC

By:
Name: Eric Schilder
Its: Sole Member and Owner

By:
Name: Clinton R. Field
Its: Manager

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ANNEX 1

See attached

EXHIBIT 2.5(f)

ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PERSONAL PROPERTY

This Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) is made and entered into as of December       , 2011, by and between Kendall CR, LLC, an Ohio limited liability company (“Assignor”), and Granite City Restaurant Operations, Inc., a Minnesota corporation (“Assignee”).

WHEREAS, Assignor, Assignee, Restaurant Entertainment Group, LLC (“REG”), and Eric Schilder (“Schilder”) are parties to that certain Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which Assignee has purchased substantially all of the assets of Assignor; and

WHEREAS, pursuant to the Purchase Agreement, Assignor has agreed to assign certain rights and agreements to Assignee, and Assignee has agreed to assume certain obligations of Assignor, as set forth herein;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.                                       Capitalized Terms.  Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Master Asset Purchase Agreement dated November 4, 2011, as amended by and among Assignor, Assignee and the other parties named therein (the “MAPA”).

2.                                       Assignment and Assumption.  Effective as of                      on December               , 2011 (the “Effective Time”), Assignor hereby assigns, sells, transfers and sets over (collectively, the “Assignment”) to Assignee all of Assignor’s right, title, benefit, privileges and interest in and to the Seller Contracts listed on Schedule A hereto that pertain to the Assets for the Kendall Restaurant, and all of Assignor’s burdens, obligations and liabilities in connection with, each of the Assumed Liabilities that pertain to the Assets of the Kendall Restaurant.  Assignee hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of Assignor that arise from and after the Closing of the purchase of the Assets of the Kendall Restaurant, in connection with the Assumed Liabilities.  Assignee assumes no Retained Liabilities nor any other debts, liabilities and obligations of Assignor that are not Assumed Liabilities, and the parties hereto agree that all Retained Liabilities and such other debts, liabilities, or obligations of Assignor that are not Assumed Liabilities shall remain the sole responsibility of Assignor.

3.                                       Terms of the Purchase Agreement.  The terms of the Purchase Agreement, including but not limited to Assignor’s representations, warranties, covenants, agreements and indemnities relating to the Assets in the MAPA and relating to the Assumed Liabilities, are incorporated herein by this reference.  Assignor acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement and the MAPA shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein.  In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4.                                       Further Actions. Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Assignment and Assumption Agreement.

5.                                       Governing Law.  This Assignment and Assumption Agreement will be governed by and construed and interpreted under the laws of the State of Minnesota, without regard to conflicts of laws principles that would require the application of any other law.

6.                                       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of both Assignor and Assignee and their respective successors and permitted assigns.

7.                                       Amendments.  This Assignment and Assumption Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

8.                                       Counterparts.  This Agreement may be executed in counterparts (including by means of facsimile), each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement.  Executed counterparts to this Agreement may be delivered by any party via telecopy transmission, provided that the transmitting party retains confirmation of successful transmission.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date first above written, to be effective as of the Effective Time.

ASSIGNOR:	ASSIGNEE:

Kendall CR, LLC	Granite City Restaurant Operations, Inc.

By:	By:
Eric Schilder, Sole Member and Owner	Name:
Its:

By:
Clinton R. Field, Manager

Schedule A

Seller Contracts

S-1

EXHIBIT 2.5(h)

NONCOMPETITION AGREEMENT

This Noncompetition, Nondisclosure, and Noninterference Agreement (this “Agreement”) is made as of                               , 20    , by and among Granite City Restaurant Operations, Inc., a Minnesota corporation (“Buyer”), and Kendall CR LLC (“Seller”).

RECITALS

A.            Buyer has entered into a Master Asset Purchase Agreement dated November 4, 2011, as amended by that certain Amendment dated                           , 2011 (the “Master Purchase Agreement”), relating to the purchase of substantially all of the Assets and the goodwill of seven (7) restaurants (the “Restaurants”) operated by the Seller Entities described in the Master Purchaser Agreement under the service mark, CADILLAC RANCH ALL-AMERICAN BAR & GRILL, or variants thereof.  Section 2.7(a)(viii) of the Master Purchase Agreement requires that noncompetition agreements be executed and delivered by Seller, each Seller Entity, each Owner, Jon H. Field, and Joel A. Field at the Closing.

B.            Seller operates the Restaurant located at 11735 Sherri Lane, Miami, Florida 33183 (the “Kendall Restaurant”).

C.            Buyer has entered into an Asset Purchase Agreement (the “Purchase Agreement”) relating to the purchase of substantially all of the Assets and goodwill of the Kendall Restaurant.

AGREEMENT

The parties, in consideration of Buyer’s agreement to purchase the Assets of the Kendall Restaurant and the consideration received by Seller under the Purchase Agreement, agree as follows:

1.                                      DEFINITIONS

“Confidential Information” is defined in Section 2.

Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement and the Master Purchase Agreement.

2.                                      ACKNOWLEDGMENTS BY SELLER

Seller acknowledges that Seller has had access to and has become familiar with the following, any and all of which constitute confidential information of Seller (collectively the “Confidential Information”): (a) any and all trade secrets concerning the business and affairs of Seller, methods, recipes and ingredient lists, menus, techniques, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, market studies, business plans, computer software and programs (including object code and source code), database technologies, systems, devices, know-how, discoveries, and concepts of Seller and any other information, however documented, of Seller that is a trade secret within the meaning of the Uniform Trade Secrets Act or under other applicable law; (b) any and all information concerning the business of the Restaurants (which includes without limitation historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, contractors, agents, suppliers and potential suppliers, personnel training and techniques and materials, purchasing methods and techniques and manuals); and (c) any and all notes, analyses, compilations, studies, summaries and other material prepared by or for Seller containing or based, in whole or in part, upon any information included in the foregoing.

Seller acknowledges that (a) Buyer has required that Seller make the covenants set forth in Sections 3 and 4 of this Agreement as a condition to Buyer’s purchase of the Assets of the Kendall Restaurant; (b) the provisions of Sections 3 and 4 of this Agreement are reasonable and necessary to protect and preserve Buyer’s interests in and right to the use and operation of the Assets of the Kendall Restaurant from and after Closing of the purchase of the Assets of the Kendall Restaurant; and (c) Buyer would be irreparably damaged if Seller were to breach the covenants set forth in Sections 3 and 4 of this Agreement.

3.                                      CONFIDENTIAL INFORMATION

Seller acknowledges and agrees that the protection of the Confidential Information is necessary to protect and preserve the value of the Assets. Therefore, Seller hereby agrees not to disclose to any unauthorized Persons or use for its own account or for the benefit of any third party any Confidential Information relating to the Kendall Restaurant, whether or not such information is embodied in writing or other physical form or is retained in the memory Seller’s members, managers, officers, employees or agents, without Buyer’s written consent, unless and to the extent that such Confidential Information is or becomes generally known to and available for use by the public other than as a result of Seller’s fault or the fault of any other Person bound by a duty of confidentiality to Buyer, Seller or REG.  Seller agrees to deliver to Buyer at the time of execution of this Agreement, and at any other time Buyer may request, all documents, memoranda, notes, plans, records, reports and other documentation, models, components, devices or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), that contain Confidential Information relating to the Kendall Restaurant and any other Confidential Information relating to the Kendall Restaurant that Seller may then possess or have under its control.

4.                                      NONCOMPETITION AND NONINTERFERENCE

As an inducement to Buyer to enter into the Purchase Agreement and as additional consideration for the consideration to be paid to Seller under the Purchase Agreement, Seller agrees that:

(a)                                  For a period of twenty-four (24) months after the Closing of the purchase of the Assets of the Kendall Restaurant:

(i)            Seller will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by,

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associated with or in any manner connected with, or render services or advice or other aid to, or guarantee any obligation of, any Person engaged in or planning to become engaged in the operation of a restaurant business whose products or activities compete in whole or in part with the business in which the Assets were used prior to the Closing or may be used thereafter, within a ten (10) mile radius of the Kendall Restaurant location (the “Noncompetition Area”).  Notwithstanding the foregoing, if Seller shall operate a Competing Restaurant Business at the time of Seller’s execution of this Agreement, Seller shall notify Buyer, and Seller shall cause such Competing Restaurant Business to be materially differentiated from the style of the Cadillac Ranch restaurants currently operated by Seller and Owners.  Seller agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

(ii)           Seller agrees not to, directly or indirectly, (A) induce or attempt to induce any employee of Seller who becomes an employee of Buyer in connection with the purchase of the Assets to leave the employ of Buyer; (B) in any way interfere with the relationship between Buyer and any such employee of Buyer; or (C) employ or otherwise engage as an employee, independent contractor or otherwise any such employee of Buyer.

(iii)          Seller agrees not to, directly or indirectly, cause, induce or attempt to cause or induce any supplier, licensee, licensor, franchisee, consultant, Person or other business relation of Buyer to cease doing business with Buyer, or in any way interfere with its relationship with Buyer;

(b)                                 In the event of a breach by Seller of any covenant set forth in Subsection 4(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach;

(c)                                  Seller will not, at any time during or after the twenty-four month period, disparage Buyer, the Assets, the business formerly conducted by Seller, the business conducted by Buyer using the Assets or any shareholder, director, officer, employee or agent of Buyer;

(d)                                 Buyer will not, at any time during or after the twenty-four month period, disparage Seller, the Assets, the business formerly conducted by Seller, or any member, manager, officer, employee or agent of Seller;

(e)                                  Seller will, for a period of twenty-four months after the Closing of the purchase of the Assets of the Kendall Restaurant, within ten days after accepting any employment, consulting engagement, engagement as an independent contractor, partnership or other association, advise Buyer of

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the identity of the new employer, client, partner or other Person with whom Seller has become associated. Buyer may serve notice upon each such Person that Seller is bound by this Agreement and furnish each such Person with a copy of this Agreement or relevant portions thereof;

(f)                                    Seller may establish restaurants outside of the Noncompetition Area that have a casual dining environment and trade dress similar to the Restaurants so long as such restaurants do not have signage, trademarks or names that are the same or similar to the Restaurants;

(g)                                 The continued ownership and operation of the Steelhouse restaurant by Jon H. Field, who is a Related Person to the owner of certain Seller Entities, in Pittsburgh, Pennsylvania, shall not be deemed to be a Competing Restaurant Business for purposes of this Agreement, and shall be excluded from the noncompetition provisions set forth in Section 4(a) above, so long as such restaurant continues to be operated under the name “Steelhouse” or any other name that does not include the words “Cadillac,” “Ranch” or any variations thereof;

(h)                                 Seller’s ownership or operation of any Nightclub shall not be deemed to be a Competing Restaurant Business for purposes of this Agreement, and shall be excluded from the noncompetition provisions set forth in Section 4(a) above, so long as the Nightclub is not located within a 10 mile radius of the Indianapolis, Indiana metropolitan area.  For purposes of this Agreement, the term “Nightclub” shall be defined as any establishment that (A) generates at least 80% of its gross revenues from the sale of beer, wine and alcohol, (B) provides music and space for dancing, and (C) requires its customers to pay a cover charge; and

(i)                                     Seller can continue to own and operate any restaurants that use the Marks or Trade Dress of the Restaurants until such time as Buyer has closed on the purchase of the Assets of at least five of the Restaurants, provided that within 60 days after the closing of the purchase of such five or more Restaurants, the undersigned will cause the name of any restaurants it owns or operates to be changed to include names and marks that do not include the words “Cadillac,” “Ranch” or any variations thereof.

5.                                      REMEDIES

If Seller breaches the covenants set forth in Sections 3 or 4 of this Agreement, Buyer will be entitled to the following remedies:

(a)                                  Damages from Seller, as the case may be;

(b)                                 To offset against any and all amounts owing to Seller under the Purchase Agreement and any and all amounts that Buyer claims under Subsection 5(a) of this Agreement; and

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(c)                                  In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 3 and 4 of this Agreement, it being agreed that money damages alone would be inadequate to compensate Buyer and would be an inadequate remedy for such breach.

(d)                                 The rights and remedies of the parties to this Agreement are cumulative and not alternative.

6.                                      SUCCESSORS AND ASSIGNS

This Agreement will be binding upon Buyer and Seller and will inure to the benefit of Buyer and its affiliates, successors and assigns.

7.                                      WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged, in whole or in part, by a waiver or renunciation of the claim or right except in writing; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party, or of the right of the party giving such notice or demand to require the other party, to take further action without notice or demand as provided in this Agreement.

8.                                      GOVERNING LAW

This Agreement will be governed by the laws applied by courts of the State of Minnesota to contracts entered into within that state by parties residing within that state and having no connection to any other state.

9.                                      JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based upon any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Minnesota, County of Hennepin or, if it has or can acquire jurisdiction, in the United States District Court for the District of Minnesota, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

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10.                               SEVERABILITY

Whenever possible, each provision and term of this Agreement will be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 4 of this Agreement are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Seller to the greatest extent permissible.

11.                               COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

12.                               SECTION HEADINGS, CONSTRUCTION

The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “Including” does not limit the preceding words or terms.

13.                               NOTICES

All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt); (b) sent by facsimile (with written confirmation of receipt), provided that a copy is also promptly mailed by registered mail, return receipt requested; or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

To Seller:

c/o: Restaurant Entertainment Group

Address: 6728 Hyland Croy Rd

Dublin, OH 43016

Attention:  Clint Field

Fax no.: 614-760-9793

E-mail address: clint.field37@gmail.com

with a copy to: Kephart Fisher LLC

Attention: David Fisher

207 N Fourth St.

Columbus, Ohio 43215

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Fax no.: 614-469-1887

E-mail address: davidfisher@kephartfisher.com

Buyer: Granite City Restaurant Operations, Inc.

Attention: Robert J. Doran, Chief Executive Officer

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

Fax no.: (952) 215-0671

E-mail address: rjdoran@gmail.com

with a copy to: Briggs and Morgan, P.A.

Attention: Avron Gordon

2200 IDS Center

80 S 8th Street

Minneapolis, MN 55402

Fax no.: (612) 977-8560

E-mail address: agordon@briggs.com

14.                               ENTIRE AGREEMENT

This Agreement, the Purchase Agreement and the Master Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

BUYER:	SELLER:
Granite City Restaurant Operations, Inc.	Kendall CR LLC

By:	By:
Name:		Eric Schilder, Sole Member and Owner
Title:
By:
Clinton R. Field, Manager

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EXHIBIT 2.5(k)

ASSIGNMENT OF WORKS OF AUTHORSHIP

(“Owners”)

This Assignment is made this        day of November, 2011 by Eric Schilder and Clinton R. Field (each, an “Assignor” and collectively, the “Assignors”) in favor of Restaurant Entertainment Group, LLC (“REG”).

RECITALS

Concurrently with the execution and delivery of this Agreement, Assignors and Assignee have entered into a Master Asset Purchase Agreement dated November         , 2011 (the “Purchase Agreement”) among Granite City Restaurant Operations, Inc. (“Buyer”), REG, Assignors,  and Seller.  All capitalized terms used and not otherwise defined in this Assignment have the meanings given them in the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, Buyer has agreed to purchase substantially all of the Assets and the goodwill of seven (7) restaurants (the “Restaurants”) operated by Seller under the service mark CADILLAC RANCH ALL-AMERICAN BAR & GRILL, or variants thereof.

Assignors own all the issued and outstanding equity interests of certain Seller Entities described in the Purchase Agreement and have been engaged in the design, development, operation and management of one or more of the Restaurants.  In that capacity, Assignors have created artwork and other works of authorship, logos, and Trade Dress and other materials used in the operation of one or more of the Restaurants (the “Intellectual Property”).

It is a condition to Buyer’s execution, delivery and performance of the Purchase Agreement that Assignors execute this Assignment.

ASSIGNMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby assigns to REG all of his right, title and interest, if any, in and to the Intellectual Property, including any and all copyrights.

Each Assignor represents and warrants that he has the right to enter into this Assignment and that this Assignment does not and will not violate any contract to which he is party.  Each Assignor agrees to execute such instruments as REG, its successors and assigns, including Buyer, may reasonably request in order more effectively to assign Assignor’s interest in the Intellectual Property.

Eric Schilder	Clinton R. Field

Accepted this day of November, 2011
Restaurant Entertainment Group, LLC

By
Its

Schedules to this Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and are listed as follows:

Schedule 3.1(d) Liens and Encumbrances on Kendall License

Schedule 3.1(e) Unpaid Vendors and Taxes

Schedule 3.2 Financial Statements